Exhibit 99.1

Taboola Reports Strong Fourth Quarter & Full Year 2024 Financial Results; Announces
$200M Share Repurchase Expansion; Launches Realize Platform

NEW YORK, Feb. 26, 2025 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced its results for the fourth quarter and full year ended December 31, 2024.

“2024 proved to be a transformative year for Taboola,” said Adam Singolda, CEO of Taboola. “Our team remained focused and dedicated, delivering the strong results we set out to achieve two years ago. This past year, we learned that advertisers are looking for more—and we’re ready to deliver. Today, we’re excited to announce our expansion into all performance advertising with the launch of Realize, our new independent performance platform that goes beyond search and social. Our investments in 2025 will enable Realize to increasingly empower our advertisers to achieve their desired outcomes at scale, using our unique supply, data, and AI technology. In addition, we’ve increased our share repurchase authorization by up to $200 million, reinforcing our confidence in the future. We look forward to sharing more at our upcoming Investor Day. The best is yet to come.”

Please find more information in our Realize and Share Repurchase announcement.

Fourth Quarter and Full Year 2024 Financial Results

(dollars in millions, except share and per share data)	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	Unaudited		Unaudited
Revenues	$491.0	$419.8	$1,766.2	$1,439.7
Gross profit	$177.6	$138.3	$534.2	$425.6
Net income (loss)	$33.1	$0.0	$(3.8)	$(82.0)
EPS diluted (1)	$0.10	$0.01	$(0.01)	$(0.24)
Ratio of net income (loss) to gross profit	18.7%	0.0%	(0.7%)	(19.3%)
Cash flow provided by operating activities	$61.9	$22.8	$184.3	$84.4
Cash, cash equivalents, short-term deposits and investments	$230.4	$181.8	$230.4	$181.8

Non-GAAP Financial Data *
ex-TAC Gross Profit	$212.7	$168.5	$667.5	$535.8
Adjusted EBITDA	$92.3	$50.1	$200.9	$98.7
Non-GAAP Net Income	$73.3	$26.7	$122.4	$32.6
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	43.4%	29.7%	30.1%	18.4%
Free Cash Flow	$51.9	$10.5	$149.2	$52.2

1 The  weighted-average shares for the three months ended December 31, 2024 and 2023 were 344,451,734 and 357,796,637 shares, respectively. The  weighted-average shares for the year ended December 31, 2024 and 2023 were 343,388,908 and 346,376,114 shares, respectively.

First Quarter and Full Year 2025 Guidance

For the First Quarter and Full Year 2025, the Company currently expects (dollars in millions):

	Q1 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$407 - $427	$1,838 - $1,888
Gross profit	$109 - $115	$536 - $552
ex-TAC Gross Profit*	$142 - $148	$674 - $690
Adjusted EBITDA*	$22 - $26	$201 - $209
Non-GAAP Net Income (Loss)*	$2 - $6	$122 - $128

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Webcast & Conference Call

Taboola’s senior management team will discuss the Company's earnings on a call that can be accessed via webcast at https://investors.taboola.com.

To access the call by phone, please go to this link to register at https://register.vevent.com/register/BI78f2eb50383645b999bd30d853cd05aa and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on February 26, 2026.

Upcoming Investor Day

As previously announced, Taboola will host an Investor Day on March 26, 2025 in New York City. During the event members of Taboola’s management team and special guests will share details on Taboola’s strategy, market opportunity and financial outlook. The event will begin at 10:00 a.m. ET and will end at approximately 1:00 p.m. ET. A live video webcast of the event and slide presentation can be found on Taboola’s investor relations website. A replay of the event will be available via webcast for twelve months at investors.taboola.com

*About Non-GAAP Financial Information
This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

Note Regarding Forward-Looking Statements
Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the Company’s ability to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; changes in applicable laws or regulations; the degree to which, or whether, Realize can achieve its intended performance objectives and attract, retain and grow advertisers and advertising spending; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will buyback any of our shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions, other business opportunities and priorities, satisfying required conditions under the Israeli Companies Law and the Companies Regulations or other factors; the ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; risks related to the fact that we are incorporated in Israel and governed by Israeli law; the potential impacts of the war in Israel to the Company’s operations; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching approximately 600 million daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Investor Contacts:
Jessica Kourakos
Aadam Anwar
investors@taboola.com

Press Contact:
Dave Struzzi
press@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	December 31, 2024	December 31, 2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$226,583	$176,108
Short-term investments	3,780	5,725
Restricted deposits	200	1,407
Trade receivables (net of allowance for credit losses of $11,815 and $10,207 as of December 31, 2024 and 2023, respectively) (1)	370,110	306,307
Prepaid expenses and other current assets	55,328	69,865
Total current assets	656,001	559,412
NON-CURRENT ASSETS
Long-term prepaid expenses	25,193	39,602
Commercial agreement asset	286,619	289,451
Restricted deposits	1,462	4,247
Deferred tax assets, net	—	0
Operating lease right of use assets	58,997	61,746
Property and equipment, net	69,388	72,155
Intangible assets, net	65,067	125,258
Goodwill	555,931	555,931
Total non-current assets	1,062,657	1,148,390
Total assets	$1,718,658	$1,707,802

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	December 31, 2024	December 31, 2023

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables (2)	$309,229	$282,012
Short-term operating lease liabilities	21,881	20,264
Accrued expenses and other current liabilities	154,472	118,689
Current maturities of long-term loan	0	3,000
Total current liabilities	485,582	423,965
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	116,452	142,164
Long-term operating lease liabilities	42,561	49,450
Warrants liability	3,368	6,129
Deferred tax liabilities, net	5,497	14,815
Other long-term liabilities	13,292	14,217
Total long-term liabilities	181,170	226,775
COMMITMENTS AND CONTINGENCIES (Note 18)
SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of December 31, 2024 and 2023; 293,134,865 and 295,670,620 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Non-voting Ordinary shares with no par value- Authorized: 46,000,000 as of December 31, 2024 and 2023; 44,210,406 and 45,198,702 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Treasury Ordinary shares, at cost - 33,528,361 (32,540,065 Ordinary shares and 988,296 Non-voting Ordinary shares) and 15,240,471 shares as of December 31, 2024 and 2023, respectively	(130,117)	(55,513)
Additional paid-in capital	1,335,825	1,262,093
Accumulated other comprehensive income	418.0	942
Accumulated deficit	(154,220)	(150,460)
Total shareholders' equity	1,051,906	1,057,062
Total liabilities and shareholders' equity	$1,718,658	$1,707,802

1 Includes related party trade receivables of $76,677 and of $12,297 as of December 31, 2024 and December 31, 2023, respectively.
2 Includes related party trade payables of $68,556 and $38,657, as of December 31, 2024 December 31, 2023, respectively.

CONSOLIDATED STATEMENTS OF LOSS
U.S. dollars in thousands, except share and per share data

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	Unaudited
Revenues	$491,040	$419,774	$1,766,220	$1,439,685
Cost of revenues:
Traffic acquisition cost	279,819	251,264	1,101,556	903,866
Other cost of revenues	33,611	30,260	130,446	110,261
Total cost of revenues	313,430	281,524	1,232,002	1,014,127
Gross profit	177,610	138,250	534,218	425,558
Operating expenses:
Research and development	36,174	34,379	142,438	136,255
Sales and marketing	68,273	64,911	268,526	246,342
General and administrative	25,940	30,165	97,337	106,698
Total operating expenses	130,387	129,455	508,301	489,295
Operating income (loss)	47,223	8,795	25,917	(63,737)
Finance income (expenses), net	(8,240)	(1,421)	(11,980)	(12,804)
Income (loss) before income taxes expenses	38,983	7,374	13,937	(76,541)
Income tax expenses	(5,840)	(3,651)	(17,697)	(5,499)
Net income (loss)	$33,143	$3,723	$(3,760)	$(82,040)

Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$0.10	$0.01	$(0.01)	$(0.24)
Weighted-average shares used in computing net income (loss) per share, basic	344,451,734	348,538,870	343,388,908	346,376,114
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	$0.10	$0.01	$(0.01)	$(0.24)
Weighted-average shares used in computing net income (loss) per share, diluted	348,834,250	357,796,637	343,388,908	346,376,114

1 Includes revenues from related party of $76,277 and $14,292 for the three months ended December 31, 2024 and 2023, respectively and of $233,640 and $40,902 for the twelve months ended December 31, 2024 and 2023, respectively.
2 Includes traffic acquisition cost to related party of $97,327 and $35,138  for the three months ended December 31, 2024 and 2023, respectively and of $275,539 and $45,181 for the twelve months ended December 31, 2024 and 2023, respectively.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	Unaudited
Net income (loss)	$33,143	$3,723	$(3,760)	$(82,040)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale marketable securities, net	—	12	6	515
Unrealized gains (losses) on derivative instruments, net	253	1,148	(530)	1,261
Other comprehensive income (loss)	253	1,160	(524)	1,776
Comprehensive income (loss)	$33,396	$4,883	$(4,284)	$(80,264)

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	Unaudited
Cost of revenues	$813	$842	$3,853	$3,924
Research and development	5,861	6,190	25,876	24,471
Sales and marketing	4,321	3,584	17,847	16,397
General and administrative	4,211	4,847	19,522	19,539
Total share-based compensation expenses	$15,206	$15,463	$67,098	$64,331

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	Unaudited
Cost of revenues	$10,919	$11,260	$42,125	$39,024
Research and development	729	770	4,222	2,528
Sales and marketing	11,310	13,539	50,907	54,105
General and administrative	1,423	234	599	855
Total depreciation and amortization expense	$24,381	$25,803	$97,853	$96,512

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	Unaudited
Cash flows from operating activities
Net income (loss)	$33,143	$3,723	$(3,760)	$(82,040)
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	24,952	25,803	100,928	96,512
Share-based compensation expenses	15,206	15,463	67,098	64,331
Commercial agreement asset amortization	1,442	0	2,832	0
Net loss (income) from financing expenses	4,895	(2,085)	3,764	(816)
Revaluation of the Warrants liability	1,864	106	(2,761)	(627)
Amortization of loan and credit facility issuance costs	444	399	1,536	1,619
Amortization of premium and accretion of discount on short-term investments, net	(53)	9	177	(914)
Loss from disposal of property and equipment	0	1,571	0	1,571
Change in operating assets and liabilities:
Decrease (increase) in trade receivables, net (1)	(76,780)	(74,189)	(63,803)	(49,599)
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	4,876	3,380	28,663	5,934
Increase (decrease) in trade payables (2)	38,821	34,341	25,920	36,563
Increase in accrued expenses and other current liabilities and other long-term liabilities	12,550	19,825	35,577	25,202
Decrease in deferred taxes, net	1,644	(7,278)	(9,318)	(15,496)
Change in operating lease right of use assets	5,276	4,383	19,914	16,830
Change in operating lease liabilities	(6,345)	(2,659)	(22,436)	(14,697)
Net cash provided by operating activities	61,935	22,792	184,331	84,373
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(10,025)	(12,294)	(35,155)	(32,133)
Business acquisition deferred payment	—	—	(719)	0
Investments in restricted deposits	—	—	—	(730)
Proceeds from maturities of short-term investments	—	(136)	5,765	114,494
Purchase of short-term investments	—	6,825	—	(21,991)
Net cash provided by (used in) investing activities	(10,025)	(5,605)	(30,109)	59,640
Cash flows from financing activities
Issuance costs	—	-	(695)	-
Exercise of options and vested RSUs	1,855	1,524	7,564	6,953
Payment of tax withholding for share-based compensation expenses	(689)	(591)	(3,085)	(3,804)
Repurchase of Ordinary shares	(8,663)	(32,356)	(73,602)	(55,513)
Payments on account of repurchase of Ordinary shares	(165)	—	(165)	—
Repayment of long-term loan	(30,000)	(50,000)	(30,000)	(82,250)
Net cash used in financing activities	(37,662)	(81,423)	(99,983)	(134,614)
Exchange rate differences on balances of cash and cash equivalents	(4,895)	2,085	(3,764)	816
Increase (decrease) in cash and cash equivalents	9,353	(62,151)	50,475	10,215
Cash and cash equivalents - at the beginning of the period	217,230	238,259	176,108	165,893
Cash and cash equivalents - at the end of the period	$226,583	$176,108	$226,583	$176,108

1 Includes an increase in related party trade receivables of $64,380 and $12,297, as of December 31, 2024 and 2023, respectively.
2Includes an increase in related party trade payables of $29,899 and $38,657, as of December 31, 2024 and 2023, Respectively.

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$6,482	$8,076	$19,878	$18,011
Interest	$3,259	$3,908	$14,313	$18,488
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$1,080	$639	$1,080	$639
Share-based compensation included in capitalized internal-use software	$411	$522	$2,156	$2,253
Creation of operating lease right-of-use assets	$3,944	$1,126	$17,165	$11,730
Reclassification of Restricted deposit to Short-term deposit	$3,780	$—	$3,780	$—

APPENDIX: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE AND NINE
MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (UNAUDITED)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(dollars in thousands)
Revenues	$491,040	$419,774	$1,766,220	$1,439,685
Traffic acquisition cost	279,819	251,264	1,101,556	903,866
Other cost of revenues	33,611	30,260	130,446	110,261
Gross profit	$177,610	$138,250	$534,218	$425,558
Add back: Other cost of revenues and amortization	35,053	30,260	133,278	110,261
ex-TAC Gross Profit	$212,663	$168,510	$667,496	$535,819

1 The three and twelve months ended December 31, 2024 included $1,442 and $2,832 respectively of amortization expenses of the non-cash based Commercial agreement asset.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(dollars in thousands)
Net income (loss)	$33,143	$3,723	$(3,760)	$(82,040)
Adjusted to exclude the following:
Finance (income) expenses, net	8,240	1,421	11,980	12,804
Income tax expenses	5,840	3,651	17,697	5,499
Depreciation and amortization (1)	26,356	25,803	103,722	96,512
Share-based compensation expenses	15,206	12,727	60,044	53,749
Holdback compensation expenses (2)	—	2,736	7,054	10,582
M&A and other costs (3)	3,494	—	4,189	1,571
Adjusted EBITDA	$92,279	$50,061	$200,926	$98,677

1 The year ended December 31, 2024, includes one-time write-off of internal use software in the amount of $3,038. The three months ended December 31, 2024  includes one-time write-off of internal use software in the amount of $1,785.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The three months and year ended December 31, 2024, includes $1,830 related to excess termination expenses from a headcount reduction due to the launch of Realize and, $1,664 in professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations. The year ended December 31, 2024 also includes certain one-time professional service costs. The year ended December 31, 2023, includes one-time costs related to the Commercial agreement.

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (loss).

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(dollars in thousands)
Net income (loss)	$33,143	$3,723	$(3,760)	$(82,040)
Amortization of acquired intangibles (1)	16,972	15,966	65,135	63,888
Share-based compensation expenses	15,206	12,727	60,044	53,749
Holdback compensation expenses (2)	—	2,736	7,054	10,582
M&A and other costs (3)	3,494	—	4,189	1,571
Revaluation of Warrants	1,863	(2,085)	(2,761)	(627)
Foreign currency exchange rate losses (4)	4,975	(4,430)	5,625	(946)
Income tax effects	(2,329)	(1,909)	(13,149)	(13,597)
Non-GAAP Net Income	$73,324	$26,728	$122,377	$32,580

1 The year ended December 31, 2024, includes one-time write-off of internal use software in the amount of $3,038 and includes $2,832 of amortization expense of the non-cash based Commercial agreement asset. The three months ended December 31, 2024 includes one-time write-off of internal use software in the amount of $1,785 and includes $1,442 of amortization expense of the non-cash based Commercial agreement asset.
2 Represents share-based compensation due to holdback of Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
3 The three months and year ended December 31, 2024, includes $1,830 related to excess termination expenses from a headcount reduction due to the launch of Realize and, $1,664 in professional and legal expenses related to a litigation matter in which the Company is the plaintiff and is not related to our ongoing business operations. The year ended December 31, 2024 also includes certain one-time professional service costs. The year ended December 31, 2023, includes one-time costs related to the Commercial agreement.
4 Represents foreign currency exchange rate gains or losses related to the remeasurement of monetary assets and liabilities to the Company’s functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
	(dollars in thousands)
Net cash provided by operating activities	$61,935	$22,792	$184,331	$84,373
Purchases of property and equipment, including capitalized internal-use software	(10,025)	(12,294)	(35,155)	(32,133)
Free Cash Flow	$51,910	$10,498	$149,176	$52,240

APPENDIX: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2024 AND FULL YEAR
2024 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross Profit.

	Q1 2025 Guidance	FY 2025 Guidance
Unaudited
(dollars in millions)
Revenues	$407 - $427	$1,838 - $1,888
Traffic acquisition cost	$(265) - ($282)	$(1,164) - ($1,198)
Other cost of revenues	$(33) - ($33)	$138 - $138
Gross profit	$109 - $115	$536 - $552
Add back: Other cost of revenues	$(33) - ($33)	$(138) - ($138)
ex-TAC Gross Profit	$142 - $148	$674 - $690

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.